Cloudflare Appoints Christian Smith as President of Revenue
Technology industry veteran with more than 30 years of experience scaling global go-to-market organizations joins Cloudflare to lead its next phase of growth
SAN FRANCISCO, CA, November 5, 2026 — Cloudflare, Inc. (NYSE: NET), the leading connectivity cloud company, today announced the appointment of Christian Smith as President of Revenue to further accelerate the company's next phase of growth at scale to $5 billion in annual recurring revenue and beyond. Smith will lead Cloudflare’s worldwide go-to-market organization, including its global sales and revenue operations.

Christian brings more than 30 years of enterprise leadership experience, having driven global sales, digital transformation, and cloud innovation as a founder, executive, and board advisor. At Cisco, Smith was responsible for Splunk’s commercial business worldwide, directing global sales, renewals, sales engineering, partnerships, and strategic alliances. Previously as Senior Vice President and Chief Revenue Officer at Splunk, he led the company’s global go-to-market organization through one of the industry's largest business-model transformations from on-premises perpetual licensing to cloud and recurring revenue, scaling annual recurring revenue to more than $4 billion during his tenure. Recognized for both his enterprise go-to-market expertise and rigorous operational execution, Smith also pioneered the implementation of the Unified Engagement Model, a modern, value-driven sales methodology centered on customer engagement, business outcomes, partner ecosystems, and cross-functional alignment.

“Christian has consistently proven he can lead global go-to-market organizations through periods of rapid expansion with discipline, operational rigor, and a steadfast focus on customers,” said Matthew Prince, CEO and co-founder at Cloudflare. "He shares our belief in Cloudflare's mission and in the size of the opportunity in front of us. We are excited to have him on board for this next chapter."

“I have long admired Cloudflare’s mission, relentless pace of innovation, and the extraordinary product engine Matthew, Michelle, and the team have built,” said Christian Smith, President of Revenue at Cloudflare. “The market opportunity for Cloudflare is massive. Joining at such a pivotal moment in the company’s trajectory is an incredible opportunity, and I look forward to working with our global teams and customers to accelerate this momentum as we continue helping to build a better Internet.”

Smith succeeds Mark Anderson, who previously announced his decision to retire from his full-time role at the end of 2026. Anderson will remain with Cloudflare in an advisory role through the end of December to support a seamless leadership transition. Anderson joined Cloudflare’s Board of Directors in 2019 and became President of Revenue in 2024 through 2026.

“Mark has been an integral part of Cloudflare's journey for more than six years, first as a member of our Board and then as our President of Revenue," said Matthew Prince, CEO and co-founder at Cloudflare. "I want to thank Mark for his leadership and for the incredible impact he has had on our team and our customers. We are grateful that he will remain as an advisor to help ensure a smooth transition as we take on this next phase of growth."

About Christian Smith

Most recently, Smith served as an Operating Partner at Technology Crossover Ventures (TCV), advising executive teams across high-growth technology companies. Prior to TCV, he was Senior Vice President and Chief Revenue Officer at Splunk, leading global revenue strategy through its eventual acquisition by Cisco. With extensive expertise scaling on-premises and SaaS solutions, Smith brings a proven track record across diverse go-to-market motions, including direct sales, strategic channels, and product-led growth. His background also includes serving as CRO at Nintex and holding senior leadership positions at Oracle, ATG, and Daptiv. Smith currently sits on the boards of Atlassian (NASDAQ: TEAM) and Feedzai, acts as a board advisor to Axonius, and remains an Executive Advisor to TCV.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company on a mission to help build a better Internet. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.

Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “explores,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continues,” or the negative of these words, or other similar terms or expressions that concern Cloudflare’s expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding Cloudflare’s products and technology, Cloudflare's technological development, future results of operations, financial condition, operations, growth, initiatives, strategies, and future market trends, Cloudflare’s goal of organically achieving $5 billion in annual recurring revenue, Cloudflare's expectations about the President of Revenue management transition, and comments made by Cloudflare's CEO and other members of its leadership. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Cloudflare’s filings with the Securities and Exchange Commission (SEC), including Cloudflare’s Quarterly Report on Form 10-Q filed on November 5, 2026, as well as other filings that Cloudflare may make from time to time with the SEC.

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